Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appears in Natixis Seeyond International Minimum Volatility ETF's Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Financial Statement", "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts

April 24, 2020